Exhibit Index at Page 3




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):                 May 5, 2000


                               GENESEE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


   NEW YORK                                 0-1653              16-0445920
(State or other Jurisdiction                (Commission        (IRS Employer
of Incorporation)                           File Number)    Identification No.)


 445 St. Paul Street, Rochester, New York                          14605
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:            (716) 546-1030

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Item 5.    Other Events.

           Genesee Corporation issued a news release on May 5, 2000, which is filed with this report as Exhibit 99.


Item 7.    Exhibits.

           An exhibit filed with this report is identified in the Exhibit Index at Page 3.



                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Genesee Corporation


Date:         May 5, 2000                 By       /s/Mark W. Leunig
                                   Mark W. Leunig, Vice President and Secretary



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                                  EXHIBIT INDEX

                                                                    Page
Exhibit 99               News Release Dated May 5, 2000               4




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FOR IMMEDIATE RELEASE                            CONTACT:  Mark W. Leunig
                                                 Director of Investor Relations
                                                 (716) 263-9440


   GENESEE CORPORATION RESPONDS TO RELEASE OF CONFIDENTIAL INCOME PROJECTIONS


         ROCHESTER,  NEW YORK, May 5, 2000 -- Genesee  Corporation  (NASDAQ/NMS:
GENBB) advised investors to disregard all of the net income and pre-tax profit projections for its Genesee Brewing Company subsidiary that were referred to in an article in today's Milwaukee Journal-Sentinel. The Corporation is responding to a story that cited projections for Genesee Brewing Company that were provided in confidence to the owners of City Brewing Company in January and February to facilitate their efforts to obtain financing to acquire Genesee Brewing Company. The Corporation stated that the information that appeared in the article was taken out of context and that the income and profit projections are not meaningful, except in relation to the detailed assumptions and underlying analysis that supported them.

         "The information reported in the Journal-Sentinel was prepared for internal use only and was not intended for public disclosure," said Mark W. Leunig, vice president and director of investor relations. "As a public company, we felt compelled to respond to avoid any misunderstanding regarding the progress we are making to improve Genesee Brewing Company's bottom line," said Mr. Leunig. "The full extent of our progress will be readily apparent in June when Genesee Corporation announces results for its fiscal year that ended last week."



NOTE: Copies of Genesee Corporation press releases are available free of charge by calling PRNewswire's Company News On Call at 800-758-5804, Extension 352775, or on the Internet at http://www.prnewswire.com/cnoc.


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